Exhibit 14.1


                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-103609) pertaining to the AMVESCAP Executive Share Option Scheme, in the Registration Statement (Form S-8 No. 333-98037) pertaining to the AMVESCAP Sharesave Plan, in the Registration Statement (Form S-8 No. 333-11596) pertaining to the AMVESCAP Sharesave Plan, in the Registration Statement (Form S-8 No. 333-11428) pertaining to the AMVESCAP 401(k) Plan, in the Registration Statement (Form S-8 No. 333-10602) pertaining to the AMVESCAP Global Stock Plan, the Executive Share Option Scheme, the AIM Option Plans and the AMVESCAP Sharesave Plan, and in the Registration Statement (Form S-8 No. 333-8962) pertaining to the AMVESCAP Global Stock Plan, Executive Share Option Scheme and the AIM Option Plans, of our report dated February 28, 2005 with respect to the consolidated financial statements of AMVESCAP PLC included in the Annual Report (Form 20-F) for the year ended December 31, 2004.


                                                     /s/ ERNST & YOUNG LLP
                                                     ---------------------

London, England
June 28, 2005